Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2024

FOX REPORTS THIRD QUARTER FISCAL 2024
REVENUES OF $3.45 BILLION,
NET INCOME OF $704 MILLION,
AND ADJUSTED EBITDA OF $891 MILLION

NEW YORK, NY, May 8, 2024 – Fox Corporation (Nasdaq: FOXA, FOX; “FOX” or the “Company”) today reported financial results for the three months ended March 31, 2024.

The Company reported total quarterly revenues of $3.45 billion as compared to the $4.08 billion reported in the prior year quarter. Affiliate fee revenues increased 4%, driven by 9% growth at the Television segment and 1% growth at the Cable Network Programming segment. Advertising revenues were $1.24 billion as compared to the $1.88 billion reported in the prior year quarter, primarily due to the absence of the prior year broadcast of Super Bowl LVII and fewer NFL games at FOX Sports. Other revenues were $274 million as compared to the $352 million reported in the prior year quarter, primarily due to the timing of sports sublicensing revenues at the national sports networks.

The Company reported quarterly net income of $704 million as compared to a net loss of $50 million reported in the prior year quarter. The increase primarily reflects the absence of charges associated with legal settlement costs at FOX News Media recognized in Restructuring, impairment and other corporate matters, as well as a gain on USFL assets contributed to the United Football League joint venture recognized in Non-operating other, net in the current year quarter. Net income attributable to Fox Corporation stockholders was $666 million ($1.40 per share) as compared to a net loss of $54 million ($(0.10) per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $520 million ($1.09 per share) as compared to the $494 million ($0.94 per share) reported in the prior year quarter.

Quarterly Adjusted EBITDA2 was $891 million, an increase of $58 million or 7% from the amount reported in the prior year quarter. Expenses decreased in the quarter, primarily due to lower sports programming rights amortization and production costs, led by the absence of the prior year broadcast of Super Bowl LVII and fewer NFL games.

Commenting on the results, Executive Chair and Chief Executive Officer Lachlan Murdoch said:

“FOX’s fiscal third quarter results once again demonstrate how our unique strategy continues to distinguish FOX from our peers. The strength and leadership of our core brands, coupled with our focus on live content and must-have event programming, is clearly valued by our audiences, advertisers and distribution partners. The consistent financial delivery from this strategy supports our investments in innovation which are driving momentum in our digital portfolio, led by Tubi. Our balanced capital allocation approach, fortified by our strong balance sheet, underpins our ability to drive long-term value creation for our shareholders."
1 Excludes net income effects of Restructuring, impairment and other corporate matters, adjustments to Equity (losses) earnings of affiliates, Non-operating other, net, Tax provision and Noncontrolling interest adjustments. See Note 1 for a description of adjusted net income attributable to Fox Corporation stockholders and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income attributable to Fox Corporation stockholders and earnings per share attributable to Fox Corporation stockholders to adjusted net income attributable to Fox Corporation stockholders and adjusted earnings per share attributable to Fox Corporation stockholders.
2 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted
EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2024

REVIEW OF OPERATING RESULTS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
	$ Millions
Revenues by Component:

Affiliate fee	$1,938	$1,857	$5,465	$5,280
Advertising	1,235	1,875	4,437	5,598
Other	274	352	986	1,003
Total revenues	$3,447	$4,084	$10,888	$11,881

Segment Revenues:

Cable Network Programming	$1,472	$1,570	$4,517	$4,633
Television	1,938	2,475	6,260	7,123
Other, Corporate and Eliminations	37	39	111	125
Total revenues	$3,447	$4,084	$10,888	$11,881

Adjusted EBITDA:

Cable Network Programming	$819	$792	$1,990	$1,887
Television	145	117	358	782
Other, Corporate and Eliminations	(73)	(76)	(238)	(213)
Adjusted EBITDA[3]	$891	$833	$2,110	$2,456

Depreciation and amortization:

Cable Network Programming	$20	$18	$57	$52
Television	29	38	86	97
Other, Corporate and Eliminations	49	50	148	159
Total depreciation and amortization	$98	$106	$291	$308

3 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2024

CABLE NETWORK PROGRAMMING

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
	$ Millions
Revenues
Affiliate fee	$1,104	$1,093	$3,140	$3,148
Advertising	296	316	934	1,083
Other	72	161	443	402
Total revenues	1,472	1,570	4,517	4,633
Operating expenses	(499)	(610)	(2,090)	(2,271)
Selling, general and administrative	(158)	(172)	(449)	(487)
Amortization of cable distribution investments	4	4	12	12
Segment EBITDA	$819	$792	$1,990	$1,887

Cable Network Programming reported quarterly segment revenues of $1.47 billion as compared to the $1.57 billion reported in the prior year quarter. Affiliate fee revenues increased $11 million or 1% as contractual price increases were partially offset by the impact of net subscriber declines. Advertising revenues were $296 million as compared to the $316 million reported in the prior year quarter. This is primarily due to lower digital advertising revenues and moderating direct response pricing declines at FOX News Media, as well as the absence of the prior year broadcast of the World Baseball Classic at the national sports networks. Other revenues were $72 million as compared to the $161 million reported in the prior year quarter, primarily due to the timing of sports sublicensing revenues at the national sports networks.

Cable Network Programming reported quarterly segment EBITDA of $819 million, an increase of $27 million or 3% from the amount reported in the prior year quarter. Expenses decreased in the quarter, primarily due to the timing of sports programming rights amortization at the national sports networks, lower costs at FOX News Media led by lower legal costs and the deconsolidation of the USFL.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2024

TELEVISION

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
	$ Millions
Revenues
Advertising	$939	$1,559	$3,503	$4,516
Affiliate fee	834	764	2,325	2,132
Other	165	152	432	475
Total revenues	1,938	2,475	6,260	7,123
Operating expenses	(1,540)	(2,106)	(5,178)	(5,592)
Selling, general and administrative	(253)	(252)	(724)	(749)
Segment EBITDA	$145	$117	$358	$782

Television reported quarterly segment revenues of $1.94 billion as compared to the $2.48 billion reported in the prior year quarter. Advertising revenues were $939 million as compared to the $1.56 billion reported in the prior year quarter, primarily due to the absence of the prior year broadcast of Super Bowl LVII and fewer NFL games, partially offset by continued growth at Tubi. Affiliate fee revenues increased $70 million or 9%, led by higher rates at both the Company's owned and operated stations and third-party FOX affiliates. Other revenues increased $13 million or 9%, primarily due to the timing of deliveries from FOX Entertainment Studios.

Television reported quarterly segment EBITDA of $145 million, an increase of $28 million or 24%. Expenses decreased in the quarter, primarily due to lower sports and entertainment programming rights amortization and production costs, led by the absence of the prior year broadcast of Super Bowl LVII, fewer NFL games and fewer hours of original scripted programming due to the impact of the industry guild labor disputes in 2023.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2024

SHARE REPURCHASE PROGRAM

As of March 31, 2024, the Company has repurchased approximately $4.35 billion of its Class A common stock and approximately $1 billion of its Class B common stock, with a remaining authorization of up to $1.65 billion. During the quarter, the Company repurchased approximately $250 million of its Class A common stock.

DEBT MATURITY

In January 2024, $1.25 billion of 4.030% senior notes matured and were repaid in full.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.
CONTACTS

Gabrielle Brown, Investor Relations	Brian Nick, Press Inquiries
212-852-7720	310-369-3545

Charlie Costanzo	Lauren Townsend
212-852-7908	310-369-2729

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2024

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
	$ Millions, except per share amounts

Revenues	$3,447	$4,084	$10,888	$11,881

Operating expenses	(2,050)	(2,727)	(7,305)	(7,911)
Selling, general and administrative	(510)	(528)	(1,485)	(1,526)
Depreciation and amortization	(98)	(106)	(291)	(308)
Restructuring, impairment and other corporate matters	(15)	(893)	(24)	(1,015)
Interest expense, net	(55)	(55)	(169)	(183)
Non-operating other, net[4]	242	174	39	293
Income (loss) before income tax (expense) benefit	961	(51)	1,653	1,231
Income tax (expense) benefit	(257)	1	(419)	(347)
Net income (loss)	704	(50)	1,234	884
Less: Net income attributable to noncontrolling interests	(38)	(4)	(52)	(20)
Net income (loss) attributable to Fox Corporation stockholders	$666	$(54)	$1,182	$864

Weighted average shares:	475	521	484	539

Net income (loss) attributable to Fox Corporation stockholders per share:	$1.40	$(0.10)	$2.44	$1.60

4 Non-operating other, net presented above includes Equity earnings (losses) of affiliates.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2024

CONSOLIDATED BALANCE SHEETS

	March 31, 2024	June 30, 2023
	$ Millions
Assets:
Current assets:
Cash and cash equivalents	$3,791	$4,272
Receivables, net	2,481	2,177
Inventories, net	660	543
Other	246	265
Total current assets	7,178	7,257

Non-current assets:
Property, plant and equipment, net	1,672	1,708
Intangible assets, net	3,048	3,084
Goodwill	3,544	3,559
Deferred tax assets	2,941	3,090
Other non-current assets	3,334	3,168
Total assets	$21,717	$21,866

Liabilities and Equity:
Current liabilities:
Borrowings	$—	$1,249
Accounts payable, accrued expenses and other current liabilities	2,217	2,514
Total current liabilities	2,217	3,763

Non-current liabilities:
Borrowings	7,196	5,961
Other liabilities	1,379	1,484
Redeemable noncontrolling interests	260	213
Commitments and contingencies

Equity:
Class A common stock, $0.01 par value	3	3
Class B common stock, $0.01 par value	2	2
Additional paid-in capital	7,768	8,253
Retained earnings	2,926	2,269
Accumulated other comprehensive loss	(145)	(149)
Total Fox Corporation stockholders’ equity	10,554	10,378
Noncontrolling interests	111	67
Total equity	10,665	10,445
Total liabilities and equity	$21,717	$21,866

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2024

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2024	2023
	$ Millions
Operating Activities:
Net income	$1,234	$884
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	291	308
Amortization of cable distribution investments	12	12
Equity-based compensation	69	55
Restructuring, impairment and other corporate matters	24	1,015
Non-operating other, net	(39)	(293)
Deferred income taxes	152	234
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(317)	(692)
Inventories net of programming payable	(220)	222
Accounts payable and accrued expenses	(178)	(200)
Other changes, net	(87)	(238)
Net cash provided by operating activities	941	1,307

Investing Activities:
Property, plant and equipment	(233)	(237)
Purchase of investments	(99)	(55)
Other investing activities, net	8	(26)
Net cash used in investing activities	(324)	(318)

Financing Activities:
Repayment of borrowings	(1,250)	—
Borrowings	1,232	—
Repurchase of shares	(750)	(1,750)
Dividends paid and distributions	(272)	(291)
Sale of subsidiary noncontrolling interest	—	25
Other financing activities, net	(58)	(27)
Net cash used in financing activities	(1,098)	(2,043)

Net decrease in cash and cash equivalents	(481)	(1,054)
Cash and cash equivalents, beginning of year	4,272	5,200
Cash and cash equivalents, end of period	$3,791	$4,146

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2024

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income attributable to Fox Corporation stockholders and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Restructuring, impairment and other corporate matters, adjustments to Equity (losses) earnings of affiliates, Non-operating other, net, Tax provisions and Noncontrolling interest adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income attributable to Fox Corporation stockholders and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended March 31, 2024 and 2023:

	Three Months Ended
	March 31, 2024		March 31, 2023
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net income (loss) attributable to Fox Corporation stockholders	$666	$1.40	$(54)	$(0.10)

Restructuring, impairment and other corporate matters[5]	15	0.03	893	1.70

Non-operating other, net[5,6]	(244)	(0.51)	(173)	(0.33)

Tax provision[5]	52	0.11	(172)	(0.33)

Noncontrolling interest adjustment	31	0.07	—	—

Rounding	—	(0.01)	—	—

As adjusted[5]	$520	$1.09	$494	$0.94

5 The calculation of Adjusted EPS for the three months ended March 31, 2023 reflects weighted average diluted shares of 524 million, which includes common stock equivalents that were excluded from net loss attributable to Fox Corporation stockholders as their inclusion would have been antidilutive.
6 Non-operating other, net presented above excludes Equity earnings (losses) of affiliates.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2024

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Restructuring, impairment and other corporate matters, Interest expense, net, Non-operating other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect Net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three and nine months ended March 31, 2024 and 2023:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
	$ Millions
Net income (loss)	$704	$(50)	$1,234	$884
Add:
Amortization of cable distribution investments	4	4	12	12
Depreciation and amortization	98	106	291	308
Restructuring, impairment and other corporate matters	15	893	24	1,015
Interest expense, net	55	55	169	183
Non-operating other, net[7]	(242)	(174)	(39)	(293)
Income tax expense (benefit)	257	(1)	419	347
Adjusted EBITDA	$891	$833	$2,110	$2,456
7 Non-operating other, net presented above includes Equity earnings (losses) of affiliates.